UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  May 22, 2009

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number

1-8841	FPL GROUP, INC.	59-2449419
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On May 22, 2009, at the FPL Group, Inc. 2009 Annual Meeting of Shareholders, the shareholders of FPL Group, Inc. (FPL Group) approved the material terms under the FPL Group, Inc. Amended and Restated Long Term Incentive Plan (LTIP) for the payment of performance-based compensation under the LTIP as required by Internal Revenue Code section 162(m) (section 162(m)).  The material terms had been approved by FPL Group’s Compensation Committee and Board of Directors on December 12, 2008, subject to the receipt of shareholder approval.  Shareholder approval included approval of an amendment to the LTIP (Amendment) specifying additional performance measures pursuant to which the Company may make performance-based awards under the LTIP.  The Amendment became effective on receipt of shareholder approval on May 22, 2009.

The Amendment increases the number and types of performance measures under the LTIP for awards to the covered executive officers that will constitute qualified performance-based compensation for purposes of section 162(m).  Prior to adoption of the Amendment, the annual net income of FPL Group was the sole performance measure authorized under the LTIP.

The following is the complete list of performance measures contained in the LTIP as amended by the Amendment:
•	adjusted earnings;
•	return on equity;
•	earnings per share growth;
•	basic earnings per common share;
•	diluted earnings per common share;
•	adjusted earnings per share;
•	net income;
•	adjusted earnings before interest and taxes;
•	earnings before interest, taxes, depreciation and amortization;
•	operating cash flow;
•	operations and maintenance expense;
•	total shareholder return;
•	operating income;
•
strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, new growth opportunities, market penetration, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management;

•	customer satisfaction, as measured by, among other things, one or more of service cost, service levels, responsiveness, business value, and residential value;
•	environmental, including, among other things, one or more of improvement in, or attainment of, emissions levels, project completion milestones, and prevention of significant environmental violations;
•	share price;
•
production measures, consisting of, among other things, one or more of capacity utilization, generating equivalent availability, production cost, fossil generation activity, generating capacity factor, Institute of Nuclear Power Operations (INPO) Index performance, and World Association of Nuclear Power Operators (WANO) Index performance;

•	bad debt expense;
•	service reliability;
•	quality;
•	improvement in, or attainment of, expense levels, including, among other things, one or more of operations and maintenance expense, capital expenditures and total expenditures;
•	budget achievement;
•	health and safety, as measured by, among other things, one or more of recordable case rate and severity rate;
•
reliability, as measured by, among other things, one or more of outage frequency, outage duration, frequency of momentary interruptions, average frequency of customer interruptions, and average number of momentary interruptions per customer;

•	ethics and compliance with applicable laws, regulations and professional standards;
•	risk management;
•	workforce quality, as measured by, among other things, one or more of diversity measures, talent and leadership development, workforce hiring, and employee satisfaction;
•	cost recovery; and
•	any combination of the foregoing.

SECTION 8 - OTHER EVENTS

Item 8.01  Other Events

On May 26, 2009, FPL Group sold $350 million of equity units (initially consisting of Corporate Units) to Credit Suisse Securities (USA) LLC (Credit Suisse).  FPL Group has granted Credit Suisse an option to purchase an additional $52.5 million of Corporate Units to cover over-allotments.  Each equity unit has a stated amount of $50 and consists of a purchase contract issued by FPL Group and, initially, a 1/20, or 5%, undivided beneficial ownership interest in $1,000 principal amount of a Series C Debenture due June 1, 2014 issued by FPL Group Capital Inc, a wholly-owned subsidiary of FPL Group.  Total annual distributions on the equity units will be at the rate of 8.375 percent, consisting of interest on the debentures and payments under the stock purchase contracts.  Each stock purchase contract will require the holder to purchase FPL Group common stock for cash, which can be satisfied from proceeds raised from remarketing the FPL Group Capital debentures, based on a price per share range of $55.67 to $66.80 no later than the settlement date of June 1, 2012.  The debentures are fully and unconditionally guaranteed by FPL Group.  The equity units were sold pursuant to a Prospectus Supplement dated May 20, 2009 to a Prospectus dated May 3, 2007, and pursuant to Registration Statement Nos. 333-137120, 333-137120-01, 333-137120-02, 333-137120-03, 333-137120-04, 333-137120-05, 333-137120-06, 333-137120-07 and 333-137120-08, as amended.

This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with this offering.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits
The following exhibits are being filed pursuant to Item 8.01 herein.

Exhibit Number	Description

4(a)	Purchase Contract Agreement dated as of May 1, 2009, between FPL Group and The Bank of New York Mellon, as Purchase Contract Agent.

4(b)
Pledge Agreement, dated as of May 1, 2009, among FPL Group, Deutsche Bank Trust Company Americas, as Collateral Agent, Custodial Agent and Securities Intermediary, and The Bank of New York Mellon, as Purchase Contract Agent and Trustee

4(c)	Officer's Certificate of FPL Group Capital, dated May 26, 2009, creating the Series C Debentures due June 1, 2014

5(a)	Opinion and Consent, dated May 26, 2009, of Squire, Sanders & Dempsey L.L.P., counsel to FPL Group and FPL Group Capital with respect to the equity units

5(b) and 8	Opinion and Consent, dated May 26, 2009, of Morgan, Lewis & Bockius LLP, counsel to FPL Group and FPL Group Capital with respect to the equity units

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FPL GROUP, INC.
(Registrant)

Date:  May 29, 2009

K. MICHAEL DAVIS
K. Michael Davis Controller and Chief Accounting Officer of FPL Group, Inc. (Principal Accounting Officer of the Registrant)